Investors May Contact:
                                                               Stacey Yonkus
                                                Director, Investor Relations
                                                              (203) 356-4424
                                                      syonkus@asburyauto.com

                                                      Reporters May Contact:
                                                                 David Shein
                                                           RFBinder Partners
                                                                212-994-7514
                                                    david.shein@rfbinder.com


          Asbury Automotive Group Acquires Mercedes-Benz Dealership in
                             Sacramento, California

                        Company Also Expands in Arkansas


Stamford, CT - February 25, 2004 - Asbury Automotive Group, Inc. (NYSE:ABG), one of the largest automotive retail and service companies in the U.S., today announced that it has acquired Mercedes-Benz of Sacramento from Von Housen Automotive Group. The dealership currently generates revenues of approximately $100 million annually. Terms of the transaction were not disclosed. Von Housen Automotive Group retains ownership of its other dealerships in Northern California and Nevada.

The Sacramento store represents Asbury's second dealership in northern California. In 2003, the Company acquired Mercedes-Benz of Fresno. With the addition of these California stores, Asbury now conducts business in 21 major markets across the U.S. Daniel Herwaldt, who joined Asbury from Mercedes-Benz of Fresno, is responsible for operations at both the Fresno and Sacramento locations, as well as any additional stores that Asbury might acquire in Northern California.

Earlier this year, the Company also completed acquisitions of two Hyundai dealerships in Arkansas - Northland Hyundai of North Little Rock and Southland Hyundai of Bryant. These two additions to the North Point platform currently generate combined annual revenues of approximately $70 million.

The Company went on to note that it fully expects to be within its targeted annual acquisition range of $300 million to $500 million in annualized revenues.



About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2003 revenues of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 100 retail auto stores, encompassing 142 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause among other things acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                       ###